UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 12, 2007

HSI Asset Securitization Corporation,
on behalf of the
HSI Asset Loan Obligation Trust 2007-1
(Exact name of registrant as specified in its charter)

Delaware	333-140923-02	20-2592829
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

452 Fifth Avenue New York, New York	10018
(Address of principal executive office)	(Zip Code)

(212) 525-8119
(Registrant's telephone number, including area code )

N/A
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 31, 2007, HSI Asset Securitization Corporation caused the issuance and sale of the HSI Asset Loan Obligation Trust 2007-1 Mortgage Pass-Through Certificates, Series 2007-1, pursuant to a Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”), dated as of May 1, 2007, between among HSI Asset Securitization Corporation, as Depositor, CitiMortgage, Inc., as Master Servicer, Citibank, N.A., as Securities Administrator, Wells Fargo Bank, N.A., as Custodian, and Deutsche Bank National Trust Company, as Trustee. The mortgage loans are serviced pursuant to the Pooling and Servicing Agreement, filed on Form 8-K with the Securities and Exchange Commission on June 15, 2007.

On September 12, 2007, the Depositor, the Master Servicer, Securities Administrator and Trustee entered into the First Amendment to Pooling and Servicing Agreement (the “Amendment”), attached hereto as Exhibit 4.3/A.

Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Amendment.

Exhibit
Number

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibit:

4.3/A
First Amendment to Pooling and Servicing Agreement dated as of September 12, 2007, among HSI Asset Securitization Corporation, as Depositor, CitiMortgage, Inc., as Master Servicer, Citibank, N.A. as Securities Administrator and Deutsche Bank National Trust Company, as Trustee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HSI Asset Securitization
Corporation

By:  /s/ Andrea Lenox__________
Name: Andrea Lenox
Title: Vice President

Dated: September 14, 2007

EXHIBIT INDEX

Exhibit No.	Description

4.3/A
First Amendment to Pooling and Servicing Agreement dated as of September 12, 2007, among HSI Asset Securitization Corporation, as Depositor, CitiMortgage, Inc., as Master Servicer, Citibank, N.A. as Securities Administrator and Deutsche Bank National Trust Company, as Trustee.